Exhibit 8.4

Exmar Energy Partners LP Room 3206, 32nd Floor Lippo Center, Tower Two No 89 Queensway Hong Kong	Stibbe N.V. Advocaten en notarissen Strawinskylaan 2001 P.O. Box 75640 1070 AP Amsterdam The Netherlands T +31 20 546 0 606 F +31 20 546 0 123 www.stibbe.com Date [•] 2014

Exmar Energy Partners L.P. – SEC Exhibit 8.4 Dutch Legal Opinion

Ladies and Gentlemen,

(1)                             We have acted as special counsel with respect to matters of Netherlands tax law to Exmar Energy Partners LP, a Marshall Islands limited partnership (the “Company”), in connection with the preparation by the Company of certain disclosures relating to Dutch tax law included in the registration statement on Form F-1 (File No. 333-198923) relating to the proposed offering by the Company of common units representing limited partner interests of the Company (the ‘‘Registration Statement’’). In connection therewith, we have been asked to render our opinion regarding the Dutch tax disclosure applicable to Exmar Netherlands and to Exmar Hong Kong in connection with the Financing Activities (as defined in Schedule I).

Capitalised terms used in this opinion shall have the meanings ascribed to them in Schedule I (Definitions).

This opinion is furnished to you in order to be filed as an Exhibit to the Registration Statement.

(2)                             For the purpose of this opinion, we have examined and exclusively relied upon a copy of the Registration Statement received by electronic means. We have not investigated or verified any factual matter disclosed to us in the course of our review.

(3)                             In rendering this opinion we have assumed:

(a)                                        that all parties to the operations and transactions described in the Registration Statement have been duly formed and are validly existing in the respective legal forms and under all the respective laws and that Exmar Netherlands has been duly incorporated and is validly existing under the laws of the Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid);

(b)                                       that the agreements relating to the operations and transactions described in the

The practice is conducted by Stibbe N.V. (registered with the Trade Register of the Chamber of Commerce under number 34198700). The general conditions of Stibbe N.V. are applicable and include a clause on limitation of liability. The general conditions have been deposited with the Amsterdam District Court and are available on request and free of charge. They can also be found at www.stibbe.com.

Registration Statement constitute legal, valid and binding obligations of the parties thereto and are enforceable in accordance with their respective terms under all applicable laws, including the respective laws by which these agreements are expressed to be governed, other than the laws of the Netherlands;

(c)                                        that Exmar Netherlands has not been declared bankrupt (failliet verklaard), granted suspension of payments (surseance van betaling verleend) or dissolved (ontbonden), nor has ceased to exist due to merger (fusie) or demerger (splitsing);

(d)                                       that none of the insolvency proceedings listed in Annex A, as amended, to Council Regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Proceedings (the “Insolvency Regulation”) has been declared applicable to Exmar Netherlands by a court in one of the member states of the EU (with the exception of Denmark), other than the Netherlands;

(e)                                        that the representations set forth in Schedule II (Representations) are true, accurate and not misleading on the date of this opinion and will be true, accurate and not misleading on the date of the closing of the Offering, by reference to the facts and circumstances then existing. Any reference (express or implied) in the representations to the date of this opinion shall after the closing of the Offering be construed as a reference also to the date of the closing;

(f)                                         that the Registration Statement reflects the full and real intentions of the parties and represents and contains the entirety of the transactions that will be entered into between the parties to the operations described in or otherwise reflected by the Registration Statement, and that there are no agreements or arrangements and that there have not been any actions, facts or other matters which annul, revoke, rescind, cancel, terminate, amend, replace, restate, alter, supplement, supersede or otherwise affect (the information contained in) the Registration Statement;

(g)                                        that to the extent the opinion set out below requires the completion of certain transactions or actions by the parties to the documents, the parties to the documents will observe, perform and accept all legal consequences resulting from the terms of the documents, which we assume set out the entire understanding of such parties; and

(h)                                       that all transactions entered into and to be entered into by Exmar Netherlands as set forth in the Registration Statement, including but not limited to the payment of any amount payable or paid under such transactions, will take place at arm’s length as this term is understood under Netherlands tax law, and no payment by Exmar Netherlands will be contingent on, or otherwise related or deemed related to its profits or the distribution of such profits.

(4)                             We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the tax laws of the Netherlands as they presently stand and as they are interpreted in case law of the courts of the Netherlands and in administrative

(2)

guidance of the relevant authorities of the Netherlands, in each case published in printed form at the date of this opinion. We do not express any opinion with respect to any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any EC law provisions having direct effect.

(5)                             Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we confirm that the section entitled ‘‘Business –  Taxation of the partnership – Netherlands Taxation’’ in the Registration Statement sets forth our opinion as at the date hereof in respect of the material Dutch tax considerations as described therein applicable to Exmar Netherlands and to Exmar Hong Kong in connection with the Financing Activities, subject to the assumptions, limitations and qualifications as stated in the Registration Statement.

(6)                             This opinion is subject to the qualification that we do not express an opinion as to the accuracy or completeness of any (i) factual statement or assessment, (ii) any representations as set out in Schedule II (Representations) or (iii) any representations or warranties (express or implied) under or by virtue of the Registration Statement, which we assumed, for the purposes of our opinion, to be accurate and complete;

(7)                             In our opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by Netherlands law and will be brought exclusively before a court of the Netherlands.

(8)                             We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect. This opinion is an Exhibit to the Registration Statement, is addressed to the Company and may be relied upon for the purposes of the Registration Statement only. This opinion may not be disclosed or quoted to any person other than as an Exhibit to, and therefore together with, the Registration Statement. The Company may file this opinion as an Exhibit to the Registration Statement and refer to Stibbe N.V. giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not admit or confirm that we are in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations promulgated under it.

Yours faithfully,

Stibbe N.V.

(3)

Jeroen Smits	[co-signer]

(4)

SCHEDULE I (DEFINITIONS)

‘‘Excelerate Shareholder Facility’’ has the meaning given to it in section ‘‘Management’s discussion and analysis of financial condition and results of operations – Liquidity and capital resources’’ of the Registration Statement;

‘‘Excelerate Intercompany Note’’ has the meaning given to it in section ‘‘Certain relationships and related party transactions – Shareholder loans’’;

‘‘Exmar Hong Kong’’ means Exmar Energy Hong Kong Limited;

‘‘Exmar Netherlands’’ means Exmar Energy Netherlands B.V.;

‘‘Explorer and Express Intercompany Note’’ has the meaning given to it in section ‘‘Certain relationships and related party transactions – Shareholder loans’’;

‘‘Explorer Shareholder Facility’’ has the meaning given to it in section ‘‘Management’s discussion and analysis of financial condition and results of operations – Liquidity and capital resources’’ of the Registration Statement;

‘‘Financing Activities’’ has the meaning given to it in section ‘‘Business – Taxation of the partnership – Netherlands taxation’’ of the Registration Statement;

‘‘Loan Agreements’’ has the meaning given to it in section ‘‘Business – Taxation of the partnership – Netherlands taxation’’ of the Registration Statement;;

‘‘MLP Intercompany Notes’’ means the $ 313.3  million notes among Exmar Energy Hong and Exmar Netherlands;

‘‘New Exmar Netherlands Loans’’ has the meaning given to it in section ‘‘Business – Taxation of the partnership – Netherlands taxation’’ of the Registration Statement;

‘‘Offering’’ means the proposed offering by the Company of common units representing limited partner interests of the Company;

‘‘SEC’’ means the United States Securities Exchange Commission;

‘‘Securities Act’’ means the Securities Act of 1933, as amended; and

‘‘Subordinated Bonds’’ has the meaning given to it in section ‘‘Business – Taxation of the partnership – Netherlands taxation’’ of the Registration Statement.

(5)

SCHEDULE II (REPRESENTATIONS)

1.                                   REPRESENTATIONS OF EXMAR ENERGY HONG KONG LIMITED

1.1.                       Exmar Hong Kong has been constituted under the laws of the Hong Kong Special Administrative Region.

1.2.                       Exmar Hong Kong has qualified staff at its disposal in the Hong Kong Special Administrative Region to adequately execute and register transactions concluded and to be concluded by Exmar Hong Kong.

1.3.                       Exmar Hong Kong is and will during the term of the Financing Activities remain resident of the Special Administrative Region Hong Kong for tax purposes and for purposes of the Hong Kong-Netherlands tax treaty.

1.4.                       Exmar Hong Kong is not and will during the term of the Financing Activities not become resident or deemed resident in the Netherlands and does not currently and will not in the future have a branch, agency, place of business, or actual or deemed permanent establishment in the Netherlands.

1.5.                       Exmar Hong Kong does not currently nor will in the future carry out an enterprise through a permanent establishment outside of the Hong Kong Special Administrative Region.

1.6.                       Exmar Hong Kong is not currently no will in the future be effectively managed or normally managed or controlled outside of the Hong Kong Special Administrative Region.

1.7.                       Exmar Hong Kong is – to its best knowledge after careful consideration – not regarded as a tax resident outside of the Hong Kong Special Administrative Region.

2.                                   REPRESENTATIONS OF EXMAR ENERGY NETHERLANDS B.V.

2.1.                       Exmar Netherlands has been incorporated as a besloten vennootschap met beperkte aansprakelijkheid under the laws of the Netherlands.

2.2.                       At least half of the statutory directors of Exmar Netherlands entitled to make decisions on its behalf are resident of or in fact established in the Netherlands.

2.3.                      The Dutch resident board members of Exmar Netherlands dispose of the requisite standard of professional knowledge to carry out their duties, which at least consists of the decision-making, on the basis of their own responsibility and in the course of ordinary group involvement,  regarding transactions to be entered into by Exmar Netherlands, and ensuring the correct settlement of transactions entered into.

2.4.                       Exmar Netherlands has qualified staff at its disposal to adequately execute and register

(6)

transactions concluded by Exmar Netherlands.

2.5.                       The decisions of the board of directors of Exmar Netherlands are factually taken in the Netherlands.

2.6.                       The (main) bank accounts of Exmar Netherlands are held in the Netherlands.

2.7.                       The bookkeeping of Exmar Netherlands is drawn-up in the Netherlands.

2.8.                       The residency address of Exmar Netherlands is in the Netherlands.

2.9.                       Exmar Netherlands is – to its best knowledge – not regarded as a tax resident of another country.

2.10.               Exmar Netherlands has and will continue to have during the term of the Financing Activitiesits effective management in the Netherlands for Dutch tax purposes.

2.11.               Exmar Netherlands does not currently nor will during the term of the Financing Activities have a branch, agency, place of business, or permanent establishment within any jurisdiction other than the Netherlands.

2.12.               In respect of its intragroup financing activities Exmar Netherlands bears and will during the term of the Financing Activities bear a genuine economic risk, meaning that its equity will be affected if the risks in relation to such intragroup financing activities manifest themselves.

2.13.               The equity of Exmar Netherlands is and willing during the term of the Financing Activities remain at least equal to the lower of (i) 1% of the amount of loans outstanding and (ii) € 2,000,000.

2.14.               Exmar Netherlands has commissioned the drafting of a transfer pricing report to a reputable transfer pricing analyst evidencing how the terms and conditions of the Loan Agreements have been determined and corroborating that these terms and conditions would have been agreed upon by unrelated parties. Exmar Netherlands has received a final version of such report, after careful review it is satisfied that all facts and assumptions on which the transfer pricing analysis made in the report is based are correct and complete and it will keep the transfer pricing report available in its administration in the Netherlands.

2.15.                    Exmar Netherlands will file its Dutch corporate income tax returns using the US Dollar functional currency, based on a functional currency decision issued by the Dutch tax authorities to Exmar Netherlands.

3.                                   REPRESENTATIONS WITH RESPECT TO THE LOAN AGREEMENTS

3.1.                            The Excelerate Intercompany Note and the Subordinated Bonds will have a fixed term of less than 10 years; the Explorer and Express Intercompany Note and the New Exmar Netherlands Loans will have a fixed term of less than 25 years; and the Explorer Shareholder Facility and the Excelerate Shareholder Facility were entered into in 2014 and 2010, respectively, and are extended monthly, but will ultimately have an overall term of less than 10 years.

3.2.                      Each of the Loan Agreements takes the legal form of a loan agreement and will be entered into under arm’s length terms.

3.3.                       No payment in respect of the Loan Agreements will be contingent on, or otherwise related or deemed related to the profits of the respective borrowers or the distribution of such profits.

(7)

3.4.                       When entering into the Loan Agreements the respective parties did not purport to create an equity instrument nor it was already clear to the respective lenders that the respective borrowers could not repay the loan.

3.5.                       The respective lenders’ debt claims under the Loan Agreements have a value equal to the moneys lent.

3.6.                       The MLP Intercompany Notes are not subordinated to pari passu ranking creditors..

3.7.                       Exmar Hong Kong is the legal owner of the interest payments it will receive in respect of the MLP Intercompany Notes, is free to dispose of the entitlement to such interest payments and, after payment, free to dispose of the cash received and Exmar Hong Kong in relation to the MLP Intercompany Notes does not act as an agent or a nominee.

(8)